Exhibit 10.13(a)

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

PATENTS SUB-LICENSE AGREEMENT

[***]

BETWEEN

LA SOCIETE PULSALYS

A company organized under French Law,

Having its registered office at [***]

Represented by its President, Ms. Sophie JULLIAN,

Hereinafter referred to as « PULSALYS »,

AND

Cobalt Biomedicine, Inc.

Private company incorporated under the laws of the state of Delaware, USA

Whose registered head-office address is [***]

Represented by its President

Henceforth referred to as “COBALT”

PULSALYS and COBALT are hereinafter jointly referred to as “PARTIES” and individually as “PARTY”.

WHEREAS:

The Centre International de Recherche en Infectiologie (hereinafter the “LABORATORY”) in collaboration with Paul Ehrlich Institute has developed a technology entitled [***] which has been the subject of a European patent application number [***], filed on [***], in the names of [***] (hereinafter referred to as the “CO-OWNERS”). For the avoidance of doubt, Paul Ehrlich Institute has no ownership interest in the PATENTS (as defined below).

COBALT is a company practicing the research, development and commercialization of cell, cell-derived, and vesicle therapeutic products.

PULSALYS is a technology transfer company which has responsibility for and handles the transfer of the research results and inventions of the LABORATORY. In this framework, ENS DE LYON, acting on its name and on behalf of the other CO-OWNERS of the PATENTS, has granted to PULSALYS exclusive license to use and to exploit these PATENTS, including the right to sub-license to COBALT under this AGREEMENT.

In March 16th, 2018, PULSALYS and COBALT signed a patent option agreement (hereinafter referred as the “OPTION”). Then, the PARTIES signed a material transfer agreement in order to evaluate the PATENTS (the “MTA”).

Whereas COBALT has decided to exercise the OPTION, PULSALYS agrees to exclusively license the PATENTS to COBALT and all information required therefor under the terms and conditions set forth in this AGREEMENT.

THE FOLLOWING WAS AGREED:

PRELIMINARY ARTICLE - DEFINITIONS

The term AFFILIATE refers to any legal entity which directly or indirectly through one (1) or more intermediaries, controls, is controlled by or is under common control with a PARTY. In this definition, “control” means: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such entities.

The term AGREEMENT refers to this agreement, as well as any amendments that may be made to this agreement, provided all amendments must be agreed in writing signed by authorized representatives of the PARTIES.

The term CONFIDENTIAL INFORMATION refers to any non-public, confidential, unpublished information, software, technical data, commercial data, studies, tools, models, contracts, method, know-how or scientific, trade or business information, which is transmitted orally, in writing, or in any and all other manner, on any medium, exchanged by the PARTIES, pursuant to this AGREEMENT. The PATENTS are CONFIDENTIAL INFORMATION to the extent they remain unpublished.

The term DATE OF SIGNING refers to the final date of signing of the AGREEMENT by the PARTIES.

The term EFFECTIVE DATE refers to the DATE OF SIGNING of the AGREEMENT by the last of the PARTIES to sign.

The term FIELD refers to all therapeutic uses.

The term IMPROVEMENT refers to any patent application or resulting patent claiming an invention with at least one inventor in common with inventors of the PATENTS and owned or held by license from PULSALYS, and which includes claims dominated by one or more claims of PATENTS, having an earliest priority date within the [***] period immediately following the EFFECTIVE DATE.

The term INTELLECTUAL PROPERTY FEES refers to the direct and customary out-of-pocket and justified fees (reflected on invoice) for patent counsel for preparation, filing, extension, issuing and maintenance of the PATENTS. INTELLECTUAL PROPERTY FEES do not include any exceptional expenses, particularly costs incurred in proceedings in actions for patent infringement brought by a PARTY or the PARTIES for the defence of the PATENTS.

The term MAJOR MARKET means USA, Europe, Canada or Japan.

The term NET SALES refers to the gross amounts invoiced or received (which ever first occurred) by COBALT, its AFFILIATES and its SUBLICENSEES from their customers, for sales of PRODUCTS, after the deduction of customary discounts, including: [***]

It is understood that the amount of the aforementioned deductions shall not exceed [***] of the total amounts invoiced for the Calendar Year unless otherwise agreed in writing by the PARTIES and provided that such cap will not apply to any of (a) above which are imposed or required by a government entity.

If COBALT sells or transfers PRODUCT to its AFFILIATES or its SUB-LICENSEES (or inversely) which resell to a third party, sales between its AFFILIATES or its SUB-LICENSEES (or COBALT) and the third party (and not the sale between COBALT and its AFFILIATES or its SUB-LICENSEES) will be considered as NET SALES.

The term PATENTS refers to:

(a)	Patent application(s) titled [***];

(b)	the United States and foreign patents issued from (a), and divisionals and continuations thereof;

(c)	the United States and foreign patent applications, and the resulting patents, which claim priority to (a) or (b); and

(d)	any reissues, divisions, amendments or extensions of the United States or foreign patents of subparagraphs (a)-(c).

PULSALYS shall provide to COBALT notification of any IMPROVEMENT and grant to COBALT the first right to negotiate a definitive agreement to receive an exclusive license to such IMPROVEMENT, which agreement the PARTIES shall negotiate in good faith.

The term PRODUCTS refers to any product, the making, using, importing or selling of which, absent this license, would infringe, induce infringement or contribute to infringement of a VALID CLAIM of a PATENT or Patent Term Extension or Supplementary Protection Certificate thereof.

The term TERRITORY refers to worldwide.

The term SUB-LICENSE refers to any sublicense or option agreement that includes a right to practice PATENTS as a sub-licence of rights granted to COBALT under Article 3 of this AGREEMENT to a non-AFFILIATE third party by COBALT to use, develop, make or commercially exploit PRODUCTS in the FIELD and on any and all TERRITORIES.

The term SUBLICENSE INCOME means (a) the amount of cash paid to COBALT or to its AFFILIATES in consideration for a SUBLICENSE and (b) the fair-market value of non-monetary consideration paid as consideration for a SUBLICENSE (including by way of example only, cross-licensing). It is understood between the PARTIES that the fair market value of such non-monetary consideration will be determined in good faith by COBALT and communicated to PULSALYS. PULSALYS shall have the right to review and to determine at its own expenses such fair market value. In the event the fair market value is disputed by PULSALYS, the PARTIES shall negotiate a compromise solution. SUBLICENSE INCOME will not include [***].

The term SUB-LICENSEE refers to any third party, other than AFFILIATE, with a SUB-LICENSE from COBALT.

The term VALID CLAIM refers to an unexpired claim of an issued patent within the PATENTS which has not been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision of a court or other authority in the subject country; or (b) a claim of an application within the PATENTS that has been pending for less than [***] years from the original priority date.

Words in the singular can include the plural and vice versa.

ARTICLE 1 - PURPOSE, NATURE AND SCOPE OF THE AGREEMENT

1.1

PULSALYS grants to COBALT, and COBALT accepts, an exclusive right and license under all rights of CO-OWNERS under the PATENTS, in the FIELD and in the TERRITORY, to research, make, use, have used, develop, produce, have produced, market and sell the PRODUCTS. At its sole election, COBALT may extend the license granted to one or more of its AFFILIATES.

1.2	The license granted to COBALT includes the right for COBALT to sublicense PATENTS to SUB-LICENSEES under the terms of Article 3 below.

1.3	The exclusive rights granted to COBALT mean that PULSALYS and CO-OWNERS are not free to grant rights or licenses under the PATENTS to third parties in the FIELD and in the TERRITORY.

Notwithstanding the above, the CO-OWNERS will keep the right to practice for non-commercial research purposes the PATENTS in the FIELD and in the TERRITORY, alone or in collaboration with third parties.

1.4

COBALT acknowledges that it received, at the latest to the DATE OF SIGNING, sufficient information from PULSALYS to appreciate the extent and content of the PATENTS, and the rights granted by the AGREEMENT.

ARTICLE 2 – TERM

The AGREEMENT shall take effect from the EFFECTIVE DATE and shall remain in force country-by-country and PRODUCT-by- PRODUCT basis, except in case of advance termination in accordance with the provisions of Article 13 “TERMINATION—EXPIRY” of the AGREEMENT, until the last to occur of (i) the last date of expiration of any VALID CLAIM included in the PATENTS covering the making, the using, the sale and the import of such PRODUCT in such country or (ii) a Patent Term Extension or Supplementary Protection Certificate thereof covering the sale of such PRODUCT in such country.

ARTICLE 3 – SUB-LICENCING

3.1	According to the provision of the Article 1.2 of the AGREEMENT, COBALT may grant PATENTS sublicenses, through multiple tiers, in the FIELD and in the TERRITORY.

3.2

COBALT shall inform PULSALYS in writing of the name of the SUB-LICENSEE and of the material terms of the SUB-LICENSE agreement, such as key financial provisions, scope of rights, fields and territories granted, sufficient for PULSALYS to confirm consistency with its rights under this AGREEMENT.

3.3

PULSALYS shall have [***] business days following notice of a SUB-LICENSE as provided in Section 3.2 to notify COBALT in writing of a request that the SUB-LICENSE not be executed. The basis for such a refusal by PULSALYS may be only for one of the following reasons:

•

If the signature of the SUB-LICENSE are manifestly against the public interest and such public interest is disclosed in detail (including relevant laws, regulations or standards that describe such public interest); or

•	If PULSALYS and/or any CO-OWNER are actively involved in a dispute the SUB-LICENSEE in the last [***] as from the notification of the SUB-LICENSEE’s identity.

COBALT shall communicate to PULSALYS a copy or relevant redacted extracts of the SUB-LICENSE agreement granted within [***] following the signature.

3.4

COBALT will be responsible for performance by the SUB-LICENSEES of COBALT’s obligations under the AGREEMENT. In particular, COBALT undertakes to include in the SUB-LICENSE agreement the provision under which the SUB-LICENSEE will be subject to the confidentiality rules defined at the Article 9 “Confidentiality”.

3.5	The terms of the present article shall also apply to the amendments of any SUB-LICENSE agreement.

ARTICLE 4 – TRANSFER OF THE AGREEMENT

4.1	The AGREEMENT is intuitu personae, it may not be assigned by either PARTY, subject to Article 4.2, below.

4.2	COBALT may assign this Agreement to an AFFILIATE or in the event of a change in control, consolidation, merger, or the sale or transfer of substantially all its assets to which this AGREEMENT relates.

PULSALYS shall have [***] business days following Cobalt notice of the proposed assignee to notify COBALT in writing of a refusal that the assignment not be executed. The basis for such a refusal by PULSALYS may be only for one of the following reasons:

•

If the signature of the assignment are manifestly against the public interest and such public interest is disclosed in detail (including relevant laws, regulations or standards that describe such public interest); or

•	If PULSALYS and/or any CO-OWNER are actively involved in a dispute with the assignee in the last [***] as from the notification of the assignee’s identity.

In the event of an assignment as permitted above, the assignee shall be subject to the same obligations as those undertaken by upon COBALT under the terms of the AGREEMENT. The assignee will be required to agree in writing in an amendment to the terms of this AGREEMENT in order for the assignment to become effective.

ARTICLE 5 – EXPLOITATION; REPORTING; USE OF NAME

5.1

COBALT, on its own or through the use of SUB-LICENSEES, agrees to use commercial reasonable efforts to develop and commercialize PRODUCTS. Such efforts will be determined with reference to the efforts that would be made for a similarly-situated company in developing similar products for a product of similar market potential, profit potential and strategic value at a similar stage of its product life, taking into account the competitiveness of the relevant marketplace, the patent, intellectual property and development positions of third parties, the applicable regulatory situation, and other relevant development and commercialization factors based upon then-prevailing conditions. Achievement of the Diligence Milestones set forth in Appendix 1 which form an integral part of the AGREEMENT will demonstrate that COBALT has achieved the diligence required in this Section 5.1.

5.2	COBALT agrees to provide annual reports describing efforts made in the prior year regarding its activities to develop and commercialize PRODUCTS according the Diligence Milestones.

5.3

The AGREEMENT may be terminated in full or in part on request from PULSALYS if COBALT fails to achieve the diligence milestones as defined in the Appendix 1 of the AGREEMENT and the PARTIES have not agreed to change the applicable due date in a timely manner after good faith negotiations.

PULSALYS may then grant exclusive sub-licenses to any third parties of its choice for the PATENTS.

Any such termination shall take effect according to the terms and conditions established in Article 13.2 of the AGREEMENT.

5.4

COBALT undertakes to acknowledge PULSALYS as the licensing entity in any announcement or public communication relating to the AGREEMENT. No such reference will in any way create a warranty by PULSALYS concerning the PRODUCTS.

5.5

Except to the extent required by applicable law or the rules of any stock exchange or listing entity, neither PARTY will make any public statements or releases concerning this AGREEMENT, or use the other Party’s name in any form of advertising, promotion or publicity, without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed. Such consent or refusal will be provided in no more than [***] business days of a written request. As of the EFFECTIVE DATE, each PARTY consents to the use of the name of the other PARTY for summaries of the subject matter of this AGREEMENT and its parties, provided such description is accurate.

The PARTIES shall communicate regularly about anticipated uses of their respective names.

The PARTIES shall enforce the same obligation to their AFFILIATES or their SUB-LICENSEES.

5.6

COBALT shall market the PRODUCTS under its own brands or trademarks and under the brands or trademarks for which it shall have been duly awarded a license. PULSALYS cannot claim any rights to such brands or to COBALT’s customers.

5.7	COBALT will be responsible for quality control of the PRODUCTS and any actions relating to manufacture. PULSALYS is not required to participate in such activity.

ARTICLE 6 - FINANCIAL TERMS

In consideration of the rights granted under the AGREEMENT, COBALT shall pay to PULSALYS the following amounts.

6.1	License Maintenance Fees

COBALT shall pay to PULSALYS:

[***]

6.2	Development and sales milestones

COBALT shall pay to PULSALYS the amounts set forth below upon the achievement of the following milestone events by COBALT or by its AFFILIATES or by its SUBLICENSEES.

[***]

6.3	Running Royalties and SUBLICENSE INCOME Share

By calendar year, COBALT shall pay to PULSALYS a running royalty equal to:

[***]

If applicable, royalties due for the calendar year during which the AGREEMENT is signed, will be calculated from the DATE OF SIGNATURE to the December 31st of the year.

In the event the making, using or sale of a particular PRODUCT under this AGREEMENT would infringe the intellectual property rights of any Third Party absent a license thereunder, and COBALT obtains a license under such intellectual property rights, then COBALT may deduct from the Running royalties due to PULSALYS pursuant to article 6.3, [***]of any payments actually paid to any such Third Party as consideration solely for any such license to such intellectual property rights; provided that, in no event may the aggregate of such deductions (applicable to all Third Parties) under this Article against the running royalties payable in a given Calendar Year exceed [***] of royalties otherwise due to PULSALYS.

If applicable, COBALT shall pay to PULSALYS a share of SUBLICENSE INCOME as follows:

[***]

6.4

Each of the PARTIES may request the revision of the financial terms of the AGREEMENT if, as a result of economic imbalances, which the aforementioned PARTY will demonstrate to the other PARTY’s reasonable satisfaction, material changes have occurred that make the performance of certain obligations unfeasible.

All terms and conditions, including payments, remain unless and until the PARTIES have signed an amendment of this AGREEMENT.

Any such revision cannot under any circumstances be retroactive and shall only take effect on the 1st January of the year following the signing by the PARTIES of an amendment to the AGREEMENT.

ARTICLE 7 - ACCOUNTS—AUDITING OF THE ROYALTIES

7.1

COBALT agrees to keep, and to require its AFFILIATES and its SUB-LICENSEES to keep, accounting records in which must be identified all the information necessary for the precise assessment of NET SALES and amounts payable under the terms of the AGREEMENT. Such records will be maintained for [***] following the NET SALES.

The accounting shall be closed on COBALT’s closing date, within [***] of the end of its fiscal year on December 31.

7.2

Beginning on the earlier of (a) the first year in which a commercial sale is made or (b) [***] as from the EFFECTIVE DATE, a statement of the NET SALES will be provided by COBALT to PULSALYS related to the AGREEMENT, which shall include:

•	the AGREEMENT number [***];

•	the NET SALES per country for each PRODUCT made by COBALT, its AFFILIATES and its SUB-LICENSEES;

•	the applicable royalty rate;

•	the amount of SUBLICENSE INCOME and percentage due to PULSALSYS

•	the calculation of the sums payable to PULSALYS.

Regarding Development and Sales Milestones payable to PULSALYS under the Article 6.2 of the AGREEMENT, COBALT shall notify PULSALYS of the achievement of the Development Milestones Event within [***] following their performance and shall specify the respective amount payable to PULSALYS.

For each year after the first statement as provided above, a statement of the NET SALES shall be sent to PULSALYS within [***] of the closing date of the accounts for that year. This statement will be certified by a responsible representative of COBALT within [***] of the closing date of the accounts, and delivered to the following address:

[***]

After [***] following the EFFECTIVE DATE , in the event that no NET SALES have been realised, COBALT shall nonetheless send to PULSALYS, within [***] of COBALT’s closing date, a provisional statement certified by a responsible representative of COBALT certifying the absence of any NET SALES during the year in question and shall state the reasons for the absence of any NET SALES.

7.3	PULSALYS shall issue its invoices in euros in accordance with the legal provisions which are applicable to them.

The sums payable to PULSALYS shall be paid in euros.

7.4	The sums payable by COBALT to PULSALYS must be paid within [***] following the date of issue of a written invoice by PULSALYS, by bank transfer to [***].

7.5

If COBALT fails to issue the statements and/or pay the royalties within the aforementioned deadlines, late-payment penalties shall be applied, calculated in proportion to time according to the rules applicable, i.e. on the invoice issuing date, the legal interest rate in force plus [***], without prejudice to PULSALYS’ right to terminate the AGREEMENT in accordance with Article 12 “TERMINATION—EXPIRY” of the AGREEMENT.

7.6

COBALT will make the records described in Section 7.1 of this AGREEMENT available for inspection by a certified public accountant retained and paid for by PULSALYS. Such inspection will occur no more than once every [***] during regular business hours in COBALT’s offices with reasonable prior notice and will be solely for determination of the accuracy of payments made under this AGREEMENT. The certified public accountant will be required to enter into a written confidentiality agreement using COBABLT’s standard form.

In the event an audit reveals underpayment by COBALT by more than [***] of the amount of the sums actually paid by COBALT and the amounts determined to be due by such audit as mutually agreed by the PARTIES, COBALT will [***].

The certified public accountant must treat all the information relating to COBALT’s transactions as being strictly confidential and will not disclose information to PULSALYS except for amount due to PULSALYS.

7.7	The sums received by PULSALYS, under the terms of the AGREEMENT shall remain definitively and irremediably acquired by PULSALYS and cannot under any circumstances be returned to COBALT.

Furthermore, the sums remaining payable by COBALT on the date of expiry or termination of the AGREEMENT must be paid to PULSALYS.

ARTICLE 8 - MAINTENANCE OF THE PATENTS

8.1

PULSALYS agrees to take all the necessary measures in order to obtain, prosecute, maintain and defend the PATENTS during the entire term of the AGREEMENT. Subject to the article 8.4, PULSALYS will have no right to cease prosecution or maintenance of PATENTS without the prior written consent of COBALT.

8.2	COBALT shall reimburse all the INTELLECTUAL PROPERTY FEES to PULSALYS during the term of this AGREEMENT.

8.3

Any decisions necessary for the filing, extension, issuing and maintenance of the PATENTS shall be made by [***], after consulting with [***] which shall be done by any written means such as electronic means. Comments from [***] in respect material submissions to patent offices will be incorporated into such submissions. The failure for [***] to answer within [***] as from the notification of the next INTELLECTUAL PROPERTY FEES payment deadline, shall be deemed to accept the decision taken by [***]. It is understood between the PARTIES that exceptionally [***] shall accept on request from [***] a limited time in case of emergency in the intellectual property decision making.

In case of disagreement between [***] and [***], [***] will be the final decision-maker.

8.4

COBALT may elect at any time to stopping paying INTELLECTUAL PROPERTY FEES for all or any application or patent in the PATENTS in any country. In the event that COBALT decides to stop covering the INTELLECTUAL PROPERTY FEES for all or part of the PATENTS, it shall inform PULSALYS, at least [***] before the next INTELLECTUAL PROPERTY FEES payment deadline. Thereafter COBALT will have no obligation regarding applicable INTELLECTUAL PROPERTY FEES.

In this case, PULSALYS may continue to prosecute and maintain such application(s) or patents in the PATENTS, at its expense and conclude with third parties agreements for research or use or exploitation using such PATENTS in the country in question.

COBALT shall have no right to any refunding of the INTELLECTUAL PROPERTY FEES that it has covered and shall no longer have any right to the PATENTS for which INTELLECTUAL PROPERTY FEES are no longer being paid by COBALT. Such PATENTS shall be excluded from the AGREEMENT for the country in question.

ARTICLE 9 – CONFIDENTIALITY

9.1	Each PARTY agrees to keep confidential the CONFIDENTIAL INFORMATION belonging to the other PARTY and to use such CONFIDENTIAL INFORMATION only for purposes of this AGREEMENT.

The recipient PARTY shall only publish or release all or part of the CONFIDENTIAL INFORMATION to third parties with written permission from the issuing PARTY.

The PARTIES agree that the obligations of confidentiality as is described here apply to their employees, staff and anyone seconded to their department for any reason whatsoever, as well as their sub-contractors and advisors and that such individuals are covered by a written obligation confirming same.

The obligations of confidentiality and non-use binding the PARTIES under Article 9 of this AGREEMENT shall not apply to the information which the receiving PARTY can demonstrate:

•

was disclosed by mutual agreement between the PARTIES to a third party without confidentiality obligation, or that was disclosed by the disclosing PARTY to a third party without confidentiality obligation,

•	is in the public domain at the time of its disclosure to the receiving PARTY, or entered the public domain after disclosure through no fault of the receiving PARTY,

•	was received from a third party in a legal manner without breaching any obligations of confidentiality owed to the disclosing PARTY, or

•	was already in the possession of the receiving PARTY at the time of its release by the disclosing PARTY, or

•	was developed by the receiving PARTY independently from and without reference to the CONFIDENTIAL INFORMATION.

A receiving PARTY may disclose a disclosing PARTY’s CONFIDENTIAL INFORMATION if required by law, regulation or court order, provided that such disclosure is limited to the specific requirement and advance notice is provided to the disclosing PARTY. In such event, the receiving PARTY will reasonably cooperate with the disclosing PARTY’s efforts to limit the scope of the required disclosure.

Provided that the confidentiality of the CONFIDENTIAL INFORMATION is maintained, the research staff of each of CO-OWNERS may mention the existence of the AGREEMENT in their activity reports for the organisation to which they are answerable.

The aforementioned exceptions are not cumulative.

9.2

Each PARTY agrees not to file a patent application or other intellectual property protection for inventions that may be included within a disclosing PARTY’s CONFIDENTIAL INFORMATION without having received prior, written permission from the latter.

9.3

The confidentiality and non-use obligations binding the PARTIES in accordance with the provisions of Article 9 of this AGREEMENT shall remain in force during the term of the AGREEMENT and for [***] after its expiry or advance termination.

ARTICLE 10 – REPRESENTATIONS AND WARRANTIES

10.1	PULSALSY represents and warrants:
•	the material existence of the PATENTS as obtained on the EFFECTIVE DATE.

•	the PATENTS are owned by the CO-OWNERS and exclusively controlled by PULSALYS;

•	PULSALYS has an exclusive right to PATENTS from all CO-OWNERS, for all fields of use and in the TERRITORY

•	PULSALYS has the right to enter into this AGREEMENT and grant the rights set forth herein on behalf of itself and CO-OWNERS, including full authorization in writing from all CO-OWNERS.

Except as provided above, PULSALYS grants no warranties, either express or implied, for the PATENTS, particularly regarding their usefulness or adaptation for any use.

10.2

COBALT is solely liable for and accepts any possible dangers, risks and perils regarding the exercise of its rights under the AGREEMENT and any defects contained in one or more of the PATENTS excluding title or claims arising from the gross negligence or willfull misconduct of PULALSYS or the CO-OWNERS.

Consequently, , in case of rejection, cancellation of one or more of the PATENTS, dependence of the aforementioned PATENTS upon a previous dominant patent, in the event that the PRODUCTS, due to the use of the PATENTS, are declared to infringe upon a patent by a final legal ruling, PULSALYS would not be required to either return the sums already acquired by COBALT, nor subject to Section 6.4 of this AGREEMENT reduce the sums payable up until the date of delivery of the final administrative or legal ruling, nor pay any damages to COBALT in compensation for the prejudice caused by the aforementioned rejection, cancellation, dependence, disclosure or patent infringement.

10.3

COBALT cannot bring an action against PULSALYS in case of damage or prejudice of any kind whatsoever caused by the PRODUCTS as COBALT is solely liable to its customers and/or any third parties for the quality and performance of the PRODUCTS.

10.4	COBALT is solely liable for ensuring that the PRODUCTS comply with the applicable laws and regulations.

ARTICLE 11 - REJECTION – NULLITY

11.1

If an administrative decision or final legal ruling pronounces the total or partial rejection and/or total or partial nullity of one or more of the PATENTS and/or the restriction of freedom of use, COBALT cannot claim from PULSALYS any compensation, any refunding, any reduction of the sums payable up to the time of the delivery of the administrative decision or final legal ruling.

11.2

The AGREEMENT shall continue to have effect between the PARTIES for the remaining PATENTS, in principle without modifying the terms, particularly the financial terms, subject to Section 6.4 of this AGREEMENT.

The PARTIES may nonetheless meet to negotiate any new financial terms according to the scope of the aforementioned nullity and/or aforementioned restriction of freedom of use and/or the aforementioned rejection.

ARTICLE 12 – INFRINGEMENT

12.1

The PARTIES shall mutually inform each other as quickly as possible of any acts of infringement upon the PATENTS by a third party of which they become aware and/or any claims or actions for patent infringement brought against them.

12.2

In case of infringement upon one or more of the PATENTS by a third party in the FIELD, so long as [***] of the PATENTS hereunder, [***], to the extent permitted by law, shall have the first right, under its own control and at its own expense, to prosecute any third-party infringement of the PATENTS in the FIELD in the TERRITORY. If required by law, [***] and [***], as applicable, shall permit any action under this Section 12.2 to be brought in its or their name, including being joined as a party-plaintiff, provided that [***] shall hold [***] and [***], as applicable, harmless from, and indemnify [***], as applicable, against any costs, expenses, or liability that [***], as applicable, incur in connection with such action.

Prior to [***] under Section 12.2 hereunder, [***] shall consult with [***] and shall consider the views of [***] regarding the advisability of the proposed action and its effect on the public interest. [***] shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under Section 12.2 without the prior written consent of [***]. Any monetary recovery for damages in excess of (a) [***] documented expenses in enforcing the PATENTS and (b) amounts reimbursed by [***] under Section 12.2, shall [***].

12.3

[***], subject to the legal rules in force, may bring at its expense proceedings against an infringing third party outside the FIELD, whereby any compensation and damages awarded by the court shall be fully and irrevocably acquired by it.

In an enforcement action under this Section 12.3, [***] may be involved in the proceedings, at its expense, in order to obtain compensation for the prejudice it suffers.

12.4

a) If [***] brings no action against an infringer in the FIELD under Section 12.2, [***] will have the right but not the obligation, to bring in its own name, and the names of [***] as permitted below, an infringement action, subject to notice [***] to join such action. The absence of a response from [***] within [***] from receipt of formal notice means not wishing to prosecute, subject to the terms below in this Section 12.4.

In this case, the procedural costs shall be solely payable by [***] and any compensation and damages awarded by the court shall be fully and irrevocably acquired by it [***].

b) The provisions of Article 12.4 a) are applicable subject to the compulsory legal provisions applicable in the country in which the infringement occurs.

12.5

If proceedings for patent infringement are brought against COBALT, during the marketing of the PRODUCTS, PULSALYS shall convey to COBALT the information it possesses in regard to the PATENTS, for the purposes of its defence.

If following such action for patent infringement COBALT is determined to have infringed by a court of appropriate jurisdiction in an unreversed and unappealable decision of such court, COBALT, in accordance with the provisions of Article 10 “WARRANTIES” and Article 11 “REJECTION—NULLITY” of the AGREEMENT, agrees not to bring an action against PULSALYS and cannot claim from PULSALYS any compensation, any refunding of the sums of any kind already paid to PULSALYS, nor any reduction of the sums already payable by COBALT at the time of the delivery of the final legal ruling.

12.6	The PARTIES agree to provide each other with all the documents and information they reasonably require during the aforementioned proceedings.

ARTICLE 13 - TERMINATION – EXPIRY

13.1

The AGREEMENT may be terminated by PULSALYS in case of the cessation of business, dissolution or voluntary liquidation of COBALT. The PARTIES agree that in case of the cessation of business of COBALT, the latter shall inform PULSALYS, of this by registered letter with acknowledgement of receipt.

In case of COBALT is in a situation of suspending payments, COBALT undertakes to inform PULSALYS, without delay, by registered letter.

In the event that COBALT is subject to safeguard, court-ordered receivership or court-ordered liquidation proceedings, COBALT agrees to inform PULSALYS, within [***] by registered letter with acknowledgement of receipt, of the delivery of the ruling for the opening of the safeguard, receivership or liquidation proceedings. The AGREEMENT may be terminated after formal notice sent by PULSALYS to the administrator or liquidator that remains for more than [***] without reply, subject to the applicable legal provisions.

13.2

The AGREEMENT may be terminated as of right by either PARTY in case of failure by the other PARTY to fulfil one or more of the material obligations contained in its various clauses, and particularly Article 5 “EXPLOITATION”, Article 6 “FINANCIAL TERMS” and Article 7 “ACCOUNTS—AUDITING OF THE ROYALTIES” that has not been resolved within [***] of referral of same to [***].

13.3

Subject to the payment of License Maintenance Fees subject to Article 6.1 for [***] and notification to PULSALYS giving the reason of the termination, COBALT may terminate the AGREEMENT in the following circumstances : the determination in COBALT’s business judgment, in its sole discretion, that continued pursuit of development of PATENTS is not feasible or desirable in the context of resources available to COBALT or due to external factors such as competition, market forces, access or license to other reasonably useful intellectual property, or change of direction of COBALT’S business focus.

No provision under the present AGREEMENT can be a bar to any claim for damages or to an injunction in case of breach of the terms of the present AGREEMENT by one or the other PARTY.

However the PARTIES agree that as between themselves and any CO-OWNER NO PARTY WILL BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS UNDER THIS AGREEMENT, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT AS A RESULT OF [***].

13.4

In case of termination under Sections 13.2 or 13.3, termination shall only take effect [***] after the sending by the terminating PARTY to the other PARTY of a registered letter with acknowledgement of receipt stating the grounds for the termination, unless within this deadline the other PARTY has fulfilled its obligations or has produced evidence of an unforeseen difficulty as a result of a case of force majeure.

The exercise of this option for termination does not release the defaulting PARTY from fulfilling the contractual obligations until the effective date of the termination, without prejudice to the payment of damages payable by the defaulting PARTY in compensation for any prejudice suffered by the plaintiff PARTY as a result of the advance termination of the AGREEMENT.

13.5

If COBALT initiates any legal or administrative proceeding or action to challenge the validity of the PATENTS, PULSALYS shall have the right to terminate COBALT’s rights under Section 13.2 of this AGREEMENT with respect to the claim or claims within the PATENTS that are the subject of the challenge.

13.6	In case of termination of the AGREEMENT, COBALT agrees:

a) to no longer use or exploit the PATENTS;

b) to return to PULSALYS, within [***] of the expiry or termination of the AGREEMENT, any documents and miscellaneous materials forwarded to it by ENS DE LYON, without being able to retain copies of them, provided that a copy may be maintained for purposes of determining compliance with this AGREEMENT.

ARTICLE 14 – STOCKS

14.1

In the event that COBALT hold, on the date of termination of the AGREEMENT, PRODUCTS in progress and/or PRODUCTS in stock, COBALT is authorised to complete the production and sell the aforementioned PRODUCTS for a period of [***] from the date of termination of the AGREEMENT provided it sends PULSALYS, on the date of termination of the AGREEMENT, a stock status report certified by the President of COBALT and to comply with the provisions of Article 6 “FINANCIAL TERMS” and Article 7 “ACCOUNTS—AUDITING OF THE ROYALTIES” of the AGREEMENT.

14.2	Following this period and except in case of extension granted in writing by PULSALYS, COBALT must destroy all the stocks of PRODUCTS and COBALT must send PULSALYS, a destruction report.

ARTICLE 15 - ENTIRETY AND LIMITS OF THE AGREEMENT

15.1 The AGREEMENT expresses the entirety of the PARTIES’ obligations relating to its purpose. No general or specific terms featured in the documents sent or supplied by the PARTIES may be incorporated into the AGREEMENT.

15.2 The AGREEMENT may only be modified or renewed by way of an additional clause signed by the representatives of the PARTIES, duly authorised for this purpose.

15.3 It is specified that the relations established between the PARTIES under the terms of the AGREEMENT confer no rights other than those mentioned in the AGREEMENT. It is agreed that the AGREEMENT does not bring about, in particular, the transfer to COBALT of any rights to patents or patent applications other than the PATENTS.

ARTICLE 16 – HEADINGS

The headings are included herein for convenience only. In case of difficulty in interpretation between any one of the headings and any one of the provisions, the provisions shall prevail.

ARTICLE 17 – SEVERABILITY

If one or more provisions of the AGREEMENT are found to be invalid or is declared as such in accordance with a law, regulation or, in particular, European Union law, or as a result of a final ruling by a competent court, the other provisions shall retain their force and scope and the PARTIES shall make without delay the necessary modifications whilst complying, insofar as possible, with the agreement existing at the time of signing of the AGREEMENT.

ARTICLE 18 – WAIVER

The fact that one of the PARTIES does not invoke a failure by the other PARTY to fulfil one of the obligations specified in the AGREEMENT cannot be interpreted as a waiver of this obligation.

ARTICLE 19 - LITIGATION – GOVERNING LAW

19.1 The AGREEMENT is governed by French laws and regulations.

19.2 In case of difficulties regarding the validity, interpretation or fulfilment of the AGREEMENT, the PARTIES shall strive to resolve their dispute amicably.

19.3 In case of persistent disagreement, lasting more than [***] after the serving of initial notice concerning the dispute, the litigation shall be brought before the [***].

19.4 This Article shall remain in force notwithstanding all the cases of expiry or termination of the AGREEMENT.

ARTICLE 20 - REGISTRATION ON THE NATIONAL PATENT REGISTERS

20.1	The AGREEMENT may be registered with the national patent registers kept by the national industrial property offices concerned by the PATENTS, by and at the expense of COBALT.

It is specified that COBALT may register the AGREEMENT if the exclusive licence grant to PULSALYS, mentioned on the preamble of the AGREEMENT, has been registered first. PULSALYS undertakes to communicate to COBALT all necessary information to the inscription of this license agreement; and authorize COBALT to set, at its expenses, about inscription of this one.

20.2	Any necessary fiscal registration of the AGREEMENT shall be performed by COBALT at its sole expense.

ARTICLE 21 – NOTICE

All notices, reports and/or other communications made in accordance with this AGREEMENT shall be sufficiently made or given if delivered by hand, by facsimile, by email, or sent by overnight mail or customary commercial overnight carrier, in each case with documented confirmation of delivery and with a cc by email to the addressees below. NOTICE SHALL BE EFFECTIVE UPON RECEIPT.

All notices to the other Party hereto and any correspondence respecting this Agreement shall be addressed as follows:

For PULSALYS : [***]	For COBALT: [***]

Made in 2 (two) originals copies including 1 (one) for PULSALYS and 1 (one) for COBALT.

Signed in Villeurbanne	Signed in

By: /s/ Sophie Jullian Name: Sophie Jullian Title: President Date: August 2, 2018	By: /s/ Geoffrey von Maltzahn Name: Geoffrey von Maltzahn Title: President Date: August 16, 2018

APPENDIX 1

Diligence Milestones

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